UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
001-33279	NTR ACQUISITION CO. (Incorporated in Delaware) 100 Mill Plain Road, Suite 320 Danbury, CT 06811 Phone: (203) 546-3437	13-4335685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 20, 2007, NTR Acquisition Co. (AMEX: NTQ.U) (the “Company”) announced that the underwriters for the Company’s initial public offering (the “IPO”) have exercised a portion of their over-allotment option and purchased an additional 557,205 units. Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock. The IPO, including the exercise of the over-allotment option, generated total gross proceeds of approximately $245.57 million to the Company (excluding the proceeds from the offering of $3.35 million founders’ warrants received upon consummation of the IPO).

In addition, the Company announced on February 20, 2007 that commencing on February 23, 2007, the holders of the Company’s units may elect to separately trade the common stock and warrants included in the Company’s units. Those units not separated will continue to trade on the American Stock Exchange under the symbol NTQ.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols NTQ and NTQ.WS, respectively.

A copy of the Press Release issued by the Company announcing the exercise of the over-allotment option and the separation of the units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTR ACQUISITION CO.

Dated: February 21, 2007

	By:	/S/ MARIO E. RODRIGUEZ
Mario E. Rodriguez Chief Executive Officer

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